Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-3 and related Prospectus filed on August 10, 2016 of our report dated December 16, 2015, with respect to our audit of the consolidated financial statements of DLH Holdings Corp., included in its Annual Report on Form 10-K for the year ended September 30, 2015, as filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption “Experts” in this Registration Statement on Amendment No. 1 to Form S-3 and related Prospectus. New York, New York August 10, 2016